UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2016

HARRIS & HARRIS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	0-11576	13-3119827
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 Broadway

New York, New York 10018

(Address, including zip code, of Principal Executive Offices)

(212) 582-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 31, 2016, Harris & Harris Group, Inc. (the "Company"), announced that it has partnered with BANQ®, the online division of TriPoint Global Equities LLC, a FINRA member broker-dealer, to facilitate proposed offerings of equity interests in H&H Co-Investment Partners. These proposed offerings will be structured to provide limited numbers of accredited investors the opportunity to co-invest alongside the Company, through H&H Co-Investment Partners, in certain follow-on offerings by its portfolio companies. All equity interests issued by H&H Co-Investment Partners will be offered by TriPoint Global Equities.

Accredited investors that are interested in viewing equity interests being offered by H&H Co-Investment Partners can set up accounts on BANQ®’s website at www.banq.co. The Company currently plans to begin taking subscriptions for the first co-investment opportunity on the BANQ® platform in April or May 2016. Offering materials, including the Private Placement Memorandum (PPM), diligence and subscription documents, will be posted at that time.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS & HARRIS GROUP, INC.

Date: March 31, 2016	By:	/s/ Daniel B. Wolfe
Daniel B. Wolfe President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 31, 2016